Exhibit 10.20

Wachovia Corporate Services, Inc.
Post Office Box 27602
Richmond, Virginia  23261




March 15, 2000



Mr. William Crabtree, Jr.
Chief Financial Officer
Open Plan Systems, Inc.
4299 Carolina Avenue
Richmond, VA  23222

Dear Bill:

Wachovia Bank, N.A. ("Lender") is pleased to offer Open Plan Systems, Inc. ("Borrower") the facilities outlined below. These Commitments (as later defined) will become effective upon your acceptance of the terms and conditions outlined in this letter, and your return of an executed copy (and a closing in a manner satisfactory to Lender). "Closing", "close", or "closed" as used herein, shall mean the execution, recordation where necessary, delivery to Lender of all documentation required by this commitment letter, and satisfaction of all terms and conditions specified herein in a timely manner.

PRICING AND TERMS:

BORROWER:         Open Plan Systems, Inc.

FACILITY I:       Irrevocable  Direct-Pay Letter of Credit to support Tax-Exempt
                  Adjustable Mode Bonds.

AMOUNT:           Two  million-Five   Hundred  thousand  dollars  plus  interest
                  coverage for 113 days at a maximum interest rate of 12% per annum ($2,594,167).

PURPOSE: To credit enhance Industrial Development Revenue Bonds in the amount of $2,500,000.

REPAYMENT
TERMS:            The bonds will  amortize  over a period not to exceed  fifteen
                  (15) years.

FACILITY I:
(Continued)



LETTER OF
CREDIT FEES:      The letter of credit  fee would be per  annum,  based upon the letter of credit amount outstanding from time to time, computed on the basis of actual days elapsed over a 360-day year and priced according to the following matrix:

                  Funded Debt to EBIDA of <3.0:1.0 100 Basis Points Funded Debt to EBIDA of <3.5:1.0 125 Basis Points Funded Debt to EBIDA of <4.0:1.0 150 Basis Points

                  Tested on a quarterly basis. L/C fee is reset, if need be, as of the first day of the month subsequent to testing.

LETTER OF
CREDIT TERM:      13 Month Evergreen.

COLLATERAL:       1) First deed of trust on building  and real  estate  acquired and developed in Michigan. Bond issuance not to exceed 100% of the lesser of cost or appraised value.
                  2) First  position on all corporate assets.

                  Cross-liened to all other bank debt.

COVENANTS:        1)  Minimum  Net  Worth of not less than  $15,000,000.  Tested quarterly.
                  2) Funded Debt to rolling four quarters EBIDA not greater than
                  4.0:1.0  and   decreasing   to   3.00:1.00   at  12-31-00  and
                  thereafter.
                  3) Total liabilities to tangible net worth not greater than 1.20:1.00 decreasing to 1.00:1.00 at 12-31-00.
                  4) No other loans, liens, guarantees or leases that aggregate to greater than $1,000,000 in any fiscal year without prior written concurrence from Wachovia Bank.

                  Cross-defaulted to all other bank debt.

FINANCIAL
REPORTS:          1) Annually audited financial statements.
                  2) Quarterly, internally prepared financial statements.
                  3) Quarterly Covenant compliance certificate.
                  4) Loan documentation satisfactory to lender.
                  5) Monthly borrowing base certificate & supporting documents.

FACILITY I:
(Continued)



CONSTRUCTION
PHASE:            Normal construction period monitoring and documentation.


CONDITIONS
PRECEDENT:        1)  Copy of construction budget.
                  2) Performance  bonding of general contractor  satisfactory to the Bank.
                  3)   Appraisal   on  planned   basis  and  post   construction
                  satisfactory to the Bank.
                  4) Phase I environmental assessment satisfactory to the Bank.

BORROWER:         Open Plan Systems, Inc.



FACILITY II:      Revolving Line of Credit.

AMOUNT:           Five Million Dollars ($5,000,000).

PURPOSE:          General Working Capital Needs.

REPAYMENT
TERMS:            Interest only with principal due at expiration.

EXPIRATION:       March 31, 2002.

PRICING:          1)  Wachovia's Prime or
                  2) Monthly Libor based matrix with credit spread based upon the following:

                  Funded Debt to EBIDA of <2.5:1.0 +145 Basis Points Funded Debt to EBIDA of <3.0:1.0 +165 Basis Points Funded Debt to EBIDA of <3.5:1.0 +185 Basis Points Funded Debt to EBIDA of <4.5:1.0 +205 Basis Points

                  (Monthly Libor index rate at 3-7-00 was 5.92%)

                  Tested on a quarterly basis. Interest is reset, if need be, as of the first day of the month subsequent to testing. The pricing is at the borrower's option.

FACILITY II:
(Continued)



FACILITY
FEE: Annual $15,000 facility fee. Waived entirely for 2000, except $1,000, which is due at signing of commitment letter.

UNUSED
FEE:              Unused  portion of  facility  subject to a 25 basis point fee.
                  Fee calculated on a quarterly basis and due in arrears.

COLLATERAL:       Secured by a general lien on corporate assets.

                  Cross-liened to all other bank debt.

BORROWING
BASE: Monthly borrowing base analysis to be prepared with a 80% advance rate on domestic accounts receivable under 90 days old and 50% advance on inventory used in the normal course of business.

                  Ineligibles in accounts receivable include balances greater than 90 days old, accounts in excess of $100,000 where greater than 40% of the balance exceeds 90 days in aging, accounts that are foreign and any other receivable deemed questionable by the bank. Certain receivables that are foreign can be included with prior written Wachovia concurrence.

                  Eligible inventory is deemed to be that which is held for resale in the normal course of business excluding, however, work-in-process and scrap. Eligible inventory reliance not to exceed $2,000,000.

                  Borrowing base to be reduced by the lesser of $500K or 20% of Facility I above.

COVENANTS:        Same as Facility I.

FINANCIAL
REPORTS:          Same as Facility I.

CONDITIONS
PRECEDENT:        1) February 2000,  month end borrowing base  certificate  with
                  supporting   accounts   receivable  and  payable  detail,  and
                  inventory listing.

Bill, Wachovia is sincerely appreciative of being selected as your lead bank. My colleagues here at Wachovia and I look forward to working with you and your organization and assisting you in achieving your strategic short and long-term goals. Please call me if you have any questions or I can be of any further assistance.

Very truly yours,

/s/ William E. Hutchinson

William E. Hutchinson
Vice President

Accepted and agreed to this       15th         day of       March        , 2000.
                            ------------------        -------------------

Open Plan Systems, Inc.


By:  /s/ William F. Crabtree
    --------------------------------------------
    William F. Crabtree, Chief Financial Officer


cc:  John L. Hobey, OPI
     Neil Suffa, OPI
     Mark Flatin, WB
     Susan Barlett, WB